Lincoln Electric Reports First Quarter 2017 Financial Results

Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534
Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS FIRST QUARTER 2017 RESULTS

First Quarter 2017 Highlights
▪ Sales increase 5.5% on higher volumes and price
▪ Operating income margin of 14.0%, 14.6% on an adjusted basis
▪ EPS increases 11% to $0.84, Adjusted EPS increases 16% to $0.88
▪ Solid cash flow from operations and cash conversion of net income (1)

CLEVELAND, Tuesday, April 18, 2017 -- Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported first quarter 2017 net income of $55.8 million, or diluted earnings per share (EPS) of $0.84 which includes acquisition transaction costs of $3.6 million, $2.7 million after-tax, or $0.04 EPS, related to the proposed acquisition of Air Liquide Welding. This compares with net income of $53.6 million, or $0.76 EPS in the comparable 2016 period.

First quarter 2017 sales increased 5.5% to $580.9 million primarily due to 2.9% higher volumes, a 2.1% increase in price and a 0.6% benefit from acquisitions. Excluding Venezuela from prior year results due to the deconsolidation of the operation, sales increased 6.4%, primarily from 3.9% higher volumes and a 2.1% increase in price.

Operating income for first quarter 2017 was $81.5 million, or 14.0% of sales. Adjusted operating income margin was 14.6% of sales, reflecting higher volumes and favorable mix. This compares with operating income of $75.3 million, or 13.7% of sales, in the comparable 2016 period.

"We achieved a solid start to the year on improving demand, favorable prior year comparisons and higher profitability across all of our segments," stated Christopher L. Mapes, chairman, president and chief executive officer. “As markets continue to recover in 2017, we are advancing our '2020 Strategy' with exciting product launches and an active M&A pipeline with the proposed acquisition of Air Liquide Welding. We expect these investments will enhance our portfolio of solutions and provide us with a stronger, broader organization to serve our global customers.”

On March 2, 2017, the Company entered into exclusive negotiations to acquire the Air Liquide Welding businesses, which generated sales of approximately $400 million in 2016. The proposed acquisition is subject to the execution of a definitive agreement between the parties and customary conditions and provisions for a transaction of this type, including the “information-consultation” process with employee representative bodies and applicable competition authorities’ approval.

Webcast Information

A conference call to discuss first quarter 2017 financial results will be webcast live today, April 18, 2017, at 10:00 a.m., Eastern Time.  This webcast is accessible at http://ir.lincolnelectric.com. Listeners should go to the web site prior to the call to register, download and install any necessary audio software. A replay of the webcast will be available on the Company's web site.

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(1)	Cash conversion is defined as Net cash provided by operating activities less Capital expenditures divided by Adjusted net income.

Lincoln Electric Reports First Quarter 2017 Financial Results

Investors who are unable to access the webcast may listen to the conference call live by telephone by dialing (877) 344-3899 (domestic) or (315) 625-3087 (international) and use confirmation code 3102743. Telephone participants are asked to dial in 10 - 15 minutes prior to the start of the conference call.

Financial results for the first quarter 2017 can also be obtained at http://ir.lincolnelectric.com.

About Lincoln Electric

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc welding systems, plasma and oxy-fuel cutting equipment and has a leading global position in the brazing and soldering alloys market.  Headquartered in Cleveland, Ohio, Lincoln has 47 manufacturing locations, including operations and joint ventures in 19 countries and a worldwide network of distributors and sales offices covering more than 160 countries.  For more information about Lincoln Electric and its products and services, visit the Company’s website at http://www.lincolnelectric.com.

Non-GAAP Information

Adjusted operating income, Adjusted net income, Adjusted diluted earnings per share and Return on invested capital are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic and market conditions; the effectiveness of operating initiatives; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions, including the Company’s ability to enter into a definitive agreement for the purchase of Air Liquide’s welding business and the ability to successfully complete such acquisition; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; and the possible effects of events beyond our control, such as political unrest, acts of terror and natural disasters, on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
Consolidated Statements of Income

	Three Months Ended March 31,				Fav (Unfav) to Prior Year
	2017	% of Sales	2016	% of Sales	$	%
Net sales	$580,897	100.0%	$550,722	100.0%	$30,175	5.5%
Cost of goods sold	377,041	64.9%	361,620	65.7%	(15,421)	(4.3%)
Gross profit	203,856	35.1%	189,102	34.3%	14,754	7.8%
Selling, general & administrative expenses	122,370	21.1%	113,810	20.7%	(8,560)	(7.5%)
Operating income	81,486	14.0%	75,292	13.7%	6,194	8.2%
Interest income	777	0.1%	430	0.1%	347	80.7%
Equity earnings in affiliates	795	0.1%	626	0.1%	169	27.0%
Other income	956	0.2%	661	0.1%	295	44.6%
Interest expense	(6,114)	(1.1%)	(3,827)	(0.7%)	(2,287)	(59.8%)
Income before income taxes	77,900	13.4%	73,182	13.3%	4,718	6.4%
Income taxes	22,052	3.8%	19,558	3.6%	(2,494)	(12.8%)
Effective tax rate	28.3%		26.7%		(1.6%)
Net income including non-controlling interests	55,848	9.6%	53,624	9.7%	2,224	4.1%
Non-controlling interests in subsidiaries’ income (loss)	4	—	(14)	—	18	128.6%
Net income	$55,844	9.6%	$53,638	9.7%	$2,206	4.1%

Basic earnings per share	$0.85		$0.77		$0.08	10.4%
Diluted earnings per share	$0.84		$0.76		$0.08	10.5%
Weighted average shares (basic)	65,688		69,585
Weighted average shares (diluted)	66,583		70,246

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands)
(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	March 31, 2017	December 31, 2016
Cash and cash equivalents	$401,440	$379,179
Total current assets	1,148,070	1,043,713
Property, plant and equipment, net	376,120	372,377
Total assets	2,052,677	1,943,437
Total current liabilities	422,263	388,107
Short-term debt (1)	2,136	1,889
Long-term debt, less current portion	703,378	703,704
Total equity	784,124	712,206

Operating Working Capital	March 31, 2017	December 31, 2016
Accounts receivable, net	$302,599	$273,993
Inventories	281,250	255,406
Trade accounts payable	186,253	176,757
Operating working capital	$397,596	$352,642

Average operating working capital to Net sales (2)	17.1%	15.6%

Invested Capital	March 31, 2017	December 31, 2016
Short-term debt (1)	$2,136	$1,889
Long-term debt, less current portion	703,378	703,704
Total debt	705,514	705,593
Total equity	784,124	712,206
Invested capital	$1,489,638	$1,417,799

Total debt / invested capital	47.4%	49.8%

(1)	Includes current portion of long-term debt.

(2)	Average operating working capital to Net sales is defined as operating working capital as of period end divided by annualized rolling three months of Net sales.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
 Non-GAAP Financial Measures

	Three Months Ended March 31,
	2017	2016
Operating income as reported	$81,486	$75,292
Special items (pre-tax):
Acquisition transaction costs (2)	3,615	—
Adjusted operating income (1)	$85,101	$75,292
As a percent of total sales	14.6%	13.7%

Net income as reported	$55,844	$53,638
Special items (after-tax):
Acquisition transaction costs (2)	2,734	—
Adjusted net income (1)	$58,578	$53,638

Diluted earnings per share as reported	$0.84	$0.76
Special items	0.04	—
Adjusted diluted earnings per share (1)	$0.88	$0.76

Weighted average shares (diluted)	66,583	70,246

(1)
Adjusted operating income, Adjusted net income and Adjusted diluted earnings per share are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

(2)	Related to proposed acquisition of Air Liquide Welding.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Non-GAAP Financial Measures

	Twelve Months Ended March 31,
Return on Invested Capital	2017	2016
Net income as reported	$200,605	$112,762
Rationalization and asset impairment charges, net of tax of $1,776	—	18,181
Loss on deconsolidation of Venezuelan subsidiary, net of tax of $1,097	33,251	—
Income tax valuation reversals	(7,196)	—
Pension settlement charges, net of tax of $55,428	—	87,310
Venezuela currency devaluation	—	27,214
Acquisition transaction costs, net of tax of $880 (3)	2,734	—
Adjusted net income (1)	$229,394	$245,467
Plus: Interest expense, net of tax of $8,180 and $9,114 in 2017 and 2016, respectively	13,186	14,693
Less: Interest income, net of tax of $934 and $977 in 2017 and 2016, respectively	1,505	1,574
Adjusted net income before tax effected interest	$241,075	$258,586

Invested Capital	March 31, 2017	March 31, 2016
Short-term debt	$2,136	$24,844
Long-term debt, less current portion	703,378	350,106
Total debt	705,514	374,950
Total equity	784,124	892,669
Invested capital	$1,489,638	$1,267,619

Return on invested capital (1)(2)	16.2%	20.4%

(1)
Adjusted net income and Return on invested capital are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

(2)	Return on invested capital is defined as rolling 12 months of Adjusted net income excluding tax-effected interest income and expense divided by invested capital.

(3)	Related to proposed acquisition of Air Liquide Welding.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2017	2016
OPERATING ACTIVITIES:
Net income	$55,844	$53,638
Non-controlling interests in subsidiaries’ income (loss)	4	(14)
Net income including non-controlling interests	55,848	53,624
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Depreciation and amortization	16,166	15,625
Equity earnings in affiliates, net	(270)	(2)
Pension (income) expense	(1,345)	4,144
Pension contributions and payments	(550)	(20,865)
Other non-cash items, net	6,541	(2,079)
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in accounts receivable	(24,195)	(16,592)
Increase in inventories	(20,946)	(10,780)
Increase in trade accounts payable	7,164	4,657
Net change in other current assets and liabilities	35,333	(2,554)
Net change in other long-term assets and liabilities	2,494	(460)
NET CASH PROVIDED BY OPERATING ACTIVITIES	76,240	24,718

INVESTING ACTIVITIES:
Capital expenditures	(12,037)	(8,885)
Proceeds from sale of property, plant and equipment	203	458
Purchase of marketable securities	(34,925)	—
Proceeds from marketable securities	3,800	—
NET CASH USED BY INVESTING ACTIVITIES	(42,959)	(8,427)

FINANCING ACTIVITIES:
Net change in borrowings	110	21,756
Proceeds from exercise of stock options	5,643	2,015
Purchase of shares for treasury	(403)	(102,488)
Cash dividends paid to shareholders	(22,986)	(22,625)
Other financing activities	(7)	(3,806)
NET CASH USED BY FINANCING ACTIVITIES	(17,643)	(105,148)

Effect of exchange rate changes on Cash and cash equivalents	6,623	5,670
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	22,261	(83,187)
Cash and cash equivalents at beginning of period	379,179	304,183
Cash and cash equivalents at end of period	$401,440	$220,996

Cash dividends paid per share	$0.35	$0.32

Lincoln Electric Holdings, Inc.
Segment Highlights
(In thousands)
(Unaudited)

	Americas Welding	International Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Three months ended March 31, 2017
Net sales	$383,324	$128,888	$68,685	$—	$580,897
Inter-segment sales	22,460	4,285	2,300	(29,045)	—
Total	$405,784	$133,173	$70,985	$(29,045)	$580,897

EBIT (1)	$68,723	$9,605	$8,460	$(3,551)	$83,237
As a percent of total sales	16.9%	7.2%	11.9%		14.3%
Special items charge (3)	—	—	—	3,615	3,615
Adjusted EBIT (2)	$68,723	$9,605	$8,460	$64	$86,852
As a percent of total sales	16.9%	7.2%	11.9%		15.0%
Three months ended March 31, 2016
Net sales	$359,008	$124,305	$67,409	$—	$550,722
Inter-segment sales	23,831	4,426	2,303	(30,560)	—
Total	$382,839	$128,731	$69,712	$(30,560)	$550,722

EBIT (1)	$61,438	$6,233	$7,711	$1,197	$76,579
As a percent of total sales	16.0%	4.8%	11.1%		13.9%
Special items charge	—	—	—	—	—
Adjusted EBIT (2)	$61,438	$6,233	$7,711	$1,197	$76,579
As a percent of total sales	16.0%	4.8%	11.1%		13.9%

(1)	EBIT is defined as Operating income plus Equity earnings in affiliates and Other income.

(2)	The primary profit measure used by management to assess segment performance is Adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive Adjusted EBIT.

(3)	Special items reflect acquisition transaction costs related to proposed acquisition of Air Liquide Welding.

Lincoln Electric Holdings, Inc.
Change in Net Sales by Segment
(In thousands)
(Unaudited)

Three Months Ended March 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2016	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2017
Operating Segments
Americas Welding	$359,008	$14,761	$3,338	$5,520	$697	$383,324
International Welding	124,305	3,347	—	3,199	(1,963)	$128,888
The Harris Products Group	67,409	(1,984)	—	2,718	542	$68,685
Consolidated	$550,722	$16,124	$3,338	$11,437	$(724)	$580,897

Americas Welding (excluding Venezuela)	$354,028	$19,741	$3,338	$5,520	$697	$383,324
Consolidated (excluding Venezuela)	$545,742	$21,104	$3,338	$11,437	$(724)	$580,897

% Change
Americas Welding		4.1%	0.9%	1.5%	0.2%	6.8%
International Welding		2.7%	—	2.6%	(1.6%)	3.7%
The Harris Products Group		(2.9%)	—	4.0%	0.8%	1.9%
Consolidated		2.9%	0.6%	2.1%	(0.1%)	5.5%

Americas Welding (excluding Venezuela)		5.6%	0.9%	1.6%	0.2%	8.3%
Consolidated (excluding Venezuela) (1)		3.9%	0.6%	2.1%	(0.1%)	6.4%

(1)	First quarter 2016 Venezuelan sales were $5 million.